UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
May 11, 2011
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7555 Irvine Center Drive
Irvine, California 92618
(Address of principal executive offices, zip code)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2
EX-99.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On May 12, 2011, the Registrant appointed Michael Sawtell as its chief operating officer. In connection with the appointment, the Registrant entered into an amended and restated employment agreement with Mr. Sawtell (the “Employment Agreement”). The initial term of the Employment Agreement is for one year and will continue thereafter for successive one-year periods unless either party gives written notice not less than thirty days prior to the expiration of any term. Under the terms of the Employment Agreement, the Registrant will pay Mr. Sawtell an annual base salary of $287,000. In addition, Mr. Sawtell shall be eligible to receive an annual bonus of up to 60% of his annual salary. Mr. Sawtell was also granted an option to purchase 120,000 shares of the Registrant’s common stock at the closing price as reported by the Nasdaq Stock Market on May 12, 2011.
If the Registrant terminates the Employment Agreement without cause (the definition of which is summarized below), or if Mr. Sawtell terminates his Employment Agreement with good reason (the definition of which is also summarized below), each as defined in the Employment Agreement, the Registrant is obligated to pay Mr. Sawtell: (i) his annual salary and other benefits earned prior to termination, (ii) one-times his annual salary payable over twelve (12) months after termination, (iii) an amount equal to one-times all bonuses earned during the four quarters immediately prior to the termination date, payable in accordance with the our standard bonus payment practices or immediately if and to the extent such bonus will be used by Mr. Sawtell to exercise stock options, (iv) benefits for twelve (12) months following the date of termination, (v) the vesting of all options that would have vested had Mr. Sawtell’s Employment Agreement remained in force through the end of the initial term will be fully vested immediately prior to such termination, and (vi) the right for 12 months from the date of termination to exercise all vested options granted to Mr. Sawtell.
Notwithstanding the foregoing, in the event of a change of control or a termination without cause or for good reason by Mr. Sawtell within 120 days of a change of control, all options granted to Mr. Sawtell will be immediately vested and remain exercisable through the end of the option term as if he were still employed by the Registrant. Furthermore, in the event of a termination without cause of for good reason by Mr. Sawtell in connection with a change of control, the Registrant is obligated to pay Mr. Sawtell: (i) his annual salary and other benefits earned prior to termination, (ii) one and one-quarter (1.25) of his annual salary payable in a lump sum, (iii) an amount equal to one and one-quarter (1.25) of all bonuses earned during the four quarters immediately prior to the termination date or immediately prior the date of the change of control, whichever is greater, payable in a lump sum, and (iv) benefits for fifteen (15) months following the date of termination.
Under the terms of the Employment Agreement, a change of control is deemed to have occurred generally in the following circumstances:
•	The acquisition by any person of 35% or more of the securities of the Registrant, exclusive of securities acquired directly from the Registrant;

•	The acquisition by any person of 50% or more of the combined voting power of the Registrant’s then outstanding voting securities;

•	Certain changes in the composition of the Registrant’s Board of Directors;

•	Certain mergers and consolidations of the Registrant where certain voting thresholds or ownership thresholds are not maintained; and

•	The approval of a plan of liquidation of the Registrant or the consummation of the sale of all or substantially all of the Registrant’s assets where certain voting thresholds are not maintained.
Under the terms of the Employment Agreement, “cause” is generally defined as:
•	Conviction of a felony involving the crime of theft or a related or similar act of unlawful taking, or a felony involving the federal or California securities or pension laws, or any felony, which results in material economic harm to the Registrant;

•	Engagement in the performance of the executive’s duties or otherwise to the material and demonstrable detriment of the Registrant, in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement;

•	Failure to adhere to lawful and reasonable directions of the CEO and Board of Directors or failure to devote substantially all of the business time and effort to the Registrant, upon notice; and

•	Material breaches of the Employment Agreement by Mr. Sawtell.
Under the terms of the Employment Agreement, good reason is generally defined as:
•	A reduction in salary or failure to pay salary when due;

•	A material diminution in title, authority, duties, reporting relationship or responsibilities;

•	Material breach of the Employment Agreement by the Registrant;

•	Failure to have any successor in interest to the Registrant assume the Employment Agreement;

•	A relocation of Mr. Sawtell to offices farther than 25 miles away from the location set forth in the Employment Agreement; and

•	The assignment to Mr. Sawtell of any duties or responsibilities which are inconsistent with his status, position or responsibilities.
The description of the Employment Agreement herein is limited in its entirety by the terms of the Employment Agreement filed as Exhibit 10.1 and is incorporated herein by reference.
Prior to joining the Registrant, Mr. Sawtell, age 53, had served as chief executive officer of DGLP since July 2005. Before joining DGLP, Mr. Sawtell was President and Chief Operations Officer of the Registrant from March 2000 to March 2005. From 1993 to 2000, Mr. Sawtell was the Chief Operating Officer and the Vice President of Sales for Informative Research, one of the largest mortgage services firms in the United States. From 1986 to 1993, Mr. Sawtell worked as a director of operations on the B-2 Stealth Bomber program for Northrop Grumman, a global defense company. He has also held key operational positions at General Dynamics, another global defense company. Mr. Sawtell’s responsibilities prior to Local.com have included chief executive officer functions at a public company, as well as general oversight of the operations and management of both public and private companies.
On May 11, 2011, Stanley B. Crair and the Registrant agreed to terminate Mr. Crair’s employment with the Registrant as its president and chief operating officer without Cause, as defined under Mr. Crair’s Second Amended and Restated Employment Agreement dated April 26, 2010. On May 11, 2011, the Registrant entered into a separation and general release agreement (“Separation Agreement”) with Mr. Crair. Under the terms of the Separation Agreement, the Registrant will pay Mr. Crair $287,000, representing one year’s base salary in equal installments over the following twelve month period. The Registrant will also pay Mr. Crair $174,962, representing all of the bonus payments received by Mr. Crair in the four fiscal quarters immediately preceding the date of separation, payable in accordance with the Registrant’s bonus payment structure over the following twelve month period. In addition, the Registrant will pay 100% of Mr. Crair’s health insurance premiums through May 2012 if Mr. Crair elects to continue his health care insurance coverage under COBRA. Mr. Crair has the right to exercise any vested stock options through May 11, 2012.
Mr. Crair’s separation from the Company is not as a result of any disagreement with the company, its management or its auditors. Mr. Crair has agreed to certain confidentiality and intellectual property protection provisions in connection with his separation from the Company.
The description of the Separation Agreement herein is limited in its entirety by the terms of the Separation Agreement filed as Exhibit 10.2 and is incorporated herein by reference. On May 11, 2011, the Registrant issued a press release announcing the foregoing, a copy of which is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1#	Amended and Restated Employment Agreement by and between the Registrant and Michael Sawtell dated May 12, 2011.

Exhibit 10.2#	Separation and General Release Agreement by and between the Registrant and Stanley B. Crair dated May 11, 2011.

Exhibit 99.1	Press Release of Local.com Corporation dated May 11, 2011.

#	Indicates a management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: May 16, 2011	By:	/s/ Kenneth S, Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

10.1#	Amended and Restated Employment Agreement by and between the Registrant and Michael Sawtell dated May 12, 2011.

10.2#	Separation and General Release Agreement by and between the Registrant and Stanley B. Crair dated May 11, 2011.

99.1	Press Release of Local.com Corporation dated May 11, 2011.

#	Indicates a management contract or compensatory plan.